Exhibit 2.1

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (“Agreement”) is made and entered into on November 14, 2011, by and among Twin Cities Power Holdings, LLC, a Minnesota limited liability company (“Holding Company”), the persons identified on Exhibit A (collectively the “Members” and individually a “Member”), and those limited liability companies identified on Exhibit B (collectively the “TCP Group Companies,” and individually a “TCP Group Company”).  Holding Company, the Members and the TCP Group Companies may collectively be referred to as the “Parties” or individually as a “Party.”

RECITALS

WHEREAS, each Member owns that number of units of membership interest of each TCP Group Company as set forth on Exhibit C opposite such Member’s name and below the name of such TCP Group Company, which units represent 100% of the issued and outstanding units of membership interest of each of the TCP Group Companies (the “Acquired Units”); and

WHEREAS, the Members desire to transfer to Holding Company, and Holding Company desires to acquire from the Members, all of the Acquired Units, so that Holding Company shall thereafter be the sole member and sole owner of all of the issued and outstanding units of membership interest of each TCP Group Company, in exchange for the Holding Company issuing to the Members units of membership interest of the Holding Company pursuant to the terms and conditions of this Agreement (the “Reorganization”); and

WHEREAS, each Party hereto desires to execute this Agreement to induce the other Parties hereto to execute and deliver this Agreement and each Party acknowledges that he or it has been induced to execute this Agreement by the execution by each other Party.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals set forth above and of the promises and the respective mutual agreements contained herein, and in order to induce each other Party to execute and deliver this Agreement, the Parties hereby agree as follows:

1.                                      Transfer of Acquired Units.  Subject to the terms and conditions set forth in this Agreement, the Members hereby agree to sell, assign, transfer, and deliver to Holding Company, and Holding Company hereby agrees to acquire from the Members, all of the Acquired Units, so that Holding Company is the sole owner of each TCP Group Company as of the Effective Date (as defined in Section 3(a) below).  Each Member hereby authorizes and directs the appropriate officer of each of the TCP Group Companies, with full power of substitution in the premises, to transfer the Acquired Units of such Member on the books of each TCP Group Company to Holding Company, to place a copy of this Agreement in the records of each TCP Group Company to evidence the transfer of Acquired Units to Holding Company, and to update the membership records of each TCP Group Company to reflect such transfers to Holding Company effective as of the Effective Date.

2.                                      Consideration — Issuance of Membership Interests in Holding Company.  In exchange for the transfer and assignment of the Acquired Units, Holding Company shall issue to the Members, as of the Effective Date, certificated units of membership interests in Holding Company (the “New LLC Interests”), as provided in the following provisions of this Section 2, and each Member shall be admitted as a member of Holding Company and such membership shall be reflected in the records of Holding Company.

(a)                                  Ownership in TCP Group Companies.  The TCP Group Companies are comprised of the companies listed on Exhibit B. Each Member owns the number of units in each TCP Group Company as indicated on Exhibit C.

(b)                                 Ownership in Holding Company.  The amount of New LLC Interests of Holding Company to be issued by Holding Company to each Member is set forth on Exhibit D attached hereto.  The Members hereby agree to and approve of the calculation of the New LLC Interests to be issued to such Members and the resulting ownership percentages of the Members in Holding Company, as set forth on Exhibit D, in exchange for the Acquired Units transferred and assigned to Holding Company by such Members.  The Parties agree that the value of the New LLC Interests in Holding Company issued to each Member upon effecting the Reorganization is equal to the value of the Acquired Units owned by each such Member in each company of the TCP Group Companies immediately prior to the Reorganization.

3.                                      Closing Deliveries.

(a)                                  Closing.  The closing of the Reorganization (the “Closing”) will take place at the offices of Holding Company on the first business day following the Parties’ receipt of FERC Approval (as defined in Section 3(d) below).  All transactions consummated at the Closing shall be deemed to have occurred simultaneously and will be effective as of the date of the Closing (the “Effective Date”).

(b)                                 Members’ Deliveries.  At or prior to the Closing, the Members shall execute and deliver to Holding Company all of the following documents and agreements in form and substance reasonably satisfactory to Holding Company:

(i)                                     Member Control Agreement.  The Member Control Agreement of Holding Company in the form attached hereto as Exhibit E (the “Member Control Agreement”);

(ii)                                  Original Unit Certificates and Assignments Separate From Certificate.  The members’ original unit certificates representing the Acquired Units, duly endorsed (or accompanied by duly executed assignments separate from certificate) for transfer to Holding Company; and

(iii)                               Miscellaneous.  Such other documents and instruments as Holding Company may reasonably request, from time to time at or after Closing, to conclude and carry out the conveyance and transfer of all of the Members’ rights in and to the Acquired Units and to conclude the Reorganization contemplated herein.

(c)                                  Holding Company Deliveries and Actions.  At the Closing, provided that each Member has delivered the executed Member Control Agreement and original unit certificates, and any other document Holding Company deems necessary to effect the transfer of the Acquired Units to Holding Company, Holding Company shall issue to each Member his or its respective New LLC Interests as set forth on Exhibit D, and reflect the admission of such Member as a member of Holding Company in its records.

(d)                                 FERC Approval.  The Parties have prepared and shall submit, on or promptly following the date of this Agreement, an application to the Federal Energy Regulatory Commission (“FERC”) requesting all necessary regulatory approvals or consents under the Federal Power Act to consummate the transactions contemplated hereby and the FERC’s order(s) on such application shall constitute the “FERC Approval”.

4.                                      Representations and Warranties.

(a)                                  Representations and Warranties of Holding Company.  Holding Company hereby represents and warrants to the Members as set forth below:

(i)                                     Corporate Organization.  Holding Company is duly organized as a limited liability company, validly existing and in good standing under the laws of the State of Minnesota.

(ii)                                  Due Authorization. Holding Company has full power and authorization to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and the Reorganization and the execution, delivery and performance of this Agreement by Holding Company have been duly authorized and approved.  This Agreement, when executed and delivered by Holding Company, constitutes a legal, valid and binding obligation of Holding Company, enforceable in accordance with its terms.

(iii)                               Capitalization.  Prior to the Closing, Timothy Krieger is the sole member and owner of a one hundred percent (100%) membership interest in Holding Company.  After the Closing, 6,500 common units of membership interests of Holding Company will be issued and outstanding in the amounts set forth in Exhibit D.  All of such membership interests shall be duly authorized, fully paid and non-assessable when issued.

(b)                                 Representations and Warranties of TCP Group Companies.  Each TCP Group Company, severally, and not jointly, represents and warrants to Holding Company with respect to such TCP Group Company as follows:

(i)                                     Corporate Organization.  Such TCP Group Company is duly organized, validly existing and in good standing as a Minnesota limited liability company.

(ii)                                  Due Authorization. Such TCP Group Company has full power and capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The Board of Governors of such TCP Group Company has authorized and approved the Reorganization and the execution, delivery and performance of this Agreement by such TCP Group Company.  This Agreement, when executed and delivered by such TCP Group Company, constitutes a legal, valid and binding obligation of such TCP Group Company, enforceable in accordance with its terms.

(iii)                               Authority.  Such TCP Group Company has all requisite corporate power to carry on its businesses as now conducted and to own and operate its assets as now owned, used and operated by it.

(iv)                              Capitalization.  All of the issued and outstanding units of membership interest of such TCP Group Company were duly authorized and validly issued, are fully paid and nonassessable, and are held of record by the Members in such amounts as set forth on Exhibit C.  The Members own 100% of such TCP Group Company’s issued and outstanding units of membership interest.  No TCP Group Company has any outstanding options, warrants, or other purchase rights with respect to units of membership interest or other equity of such company.

(c)                                  Representations and Warranties of Members.  Each Member, severally, and not jointly, represents and warrants to Holding Company with respect to such Member and his or its Acquired Units as follows:

(i)                                     Ownership.  Such Member is the record and beneficial owner of the Acquired Units listed opposite such Member’s name on Exhibit C.

(ii)                                  Title.  Such Member has good and marketable title to such Member’s Acquired Units, free and clear of all adverse claims, options, liens, security interests, pledges, restrictions and other encumbrances.

(iii)                               Right to Transfer.  Such Member has full legal right, power and capacity to transfer, assign and deliver to Holding Company such Member’s Acquired Units, and Holding Company shall receive good and marketable title thereto, free and clear of all adverse claims, options, liens, security interests, pledges, restrictions and other encumbrances.

(iv)                              All Units.  The Acquired Units transferred by such Member to Holding Company represent such Member’s entire ownership interest in the units of membership interest of the TCP Group Companies.

(v)                                 Binding Agreement.  This Agreement has been duly executed and delivered by such Member, and this Agreement is a valid and binding obligation of such Member enforceable in accordance with its terms.

(vi)                              Purchase for Own Account for Investment.  Such Member is acquiring the New LLC Interests for investment purposes only, and not with a view to, or for sale in connection with a distribution of the New LLC Interests within the meaning of the Securities Act of 1933, as amended.  Such Member has no present intention of selling or otherwise disposing of all or any portion of the New LLC Interests.  Such Member is acquiring the New LLC Interests solely for such Member’s own account and not for the account of any other person or persons and such Member will not sell or otherwise dispose of such New LLC Interests in a manner inconsistent with such representations.

(vii)                           No Registration.  Such Member has been advised that the New LLC Interests are not being registered under the Securities Act of 1933, as amended, or the relevant state securities laws, but are being offered and sold pursuant to exemptions from such laws and that Holding Company’s reliance upon such exemptions is predicated in part on such Member’s representations as contained herein.

(viii)                        Transfer Restrictions; Redemption.  Such Member agrees and acknowledges that all of the New LLC Interests to be issued to the Members are subject to the rights, and transfer and other restrictions, as set forth in the Member Control Agreement.  Such Member agrees to be bound by the terms and conditions of the Member Control Agreement, effective as of the Effective Date.

5.                                      Consent to Transfer.  Each TCP Group Company and each of the Members, by their execution of this Agreement, hereby approve and consent to the Members’ transfer of their Acquired Units to Holding Company, in accordance with the terms and conditions of this Agreement, and waive any right to restrict the transfer of, any right of first refusal, or any right to acquire, the Acquired Units granted under any agreement, governing document or law, including, but not limited to, any member control agreement, membership unit transfer (buy-sell) agreement, or operating agreement.

6.                                      Continuing Note Obligations.  Upon the Effective Date, Holding Company and the TCP Group Companies shall continue to be jointly and severally liable, each as a Maker, for payment of that certain Promissory Note, dated October 1, 2011 in the original principal amount of $5,829,017, payable to Robert O. Schachter, Clearwaters Capital, LLC, and HTS Capital, LLC.

7.                                      Miscellaneous.

(a)                                  Entire Agreement and Modification.  This Agreement (including the Exhibits and documents referred to herein) contains the entire understanding and agreement of the Parties with respect to the subject matter hereof, and supersedes any prior understanding, agreements, or representation by or among the Parties, written or oral, to the extent they are related in any way to the subject matter hereof.  This Agreement may not be amended, modified, supplemented or changed in any respect except by a writing duly executed by Holding Company and the Members.  The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

(b)                                 Counterparts.  This Agreement may be executed in one or more counterparts, including by facsimile and PDF signatures, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

(c)                                  Headings.  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

(d)                                 Severability.  Whenever possible, each provision of this Agreement shall be construed so as to be interpreted in such manner as to be effective and valid under applicable law.  If any provisions of this Agreement or the application thereof to any Party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision of this Agreement or the application of such provision to other parties or circumstances.

(e)                                  Survival of Agreement.  This Agreement, and all terms, warranties, and provisions hereof, will survive the Closing and the delivery of this Agreement.

(f)            Applicable Law.  This Agreement shall be construed in accordance with the internal laws of the State of Minnesota without giving effect to principles of conflicts of law.  Any judicial action relating to this Agreement shall be brought only in the state or federal courts located in the State of Minnesota and County of Hennepin, and the Parties hereby consent to the exclusive jurisdiction and venue of such courts.

(g)                                 Further Assurances.  If at any time after Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, at the sole cost and expense of the requesting Party.

(h)                                 No Third Party Beneficiaries.  Nothing contained in this Agreement is intended to convey upon any person or entity, other than the Parties and their successors in interest and permitted assigns, any rights or remedies under or by reason of this Agreement unless expressly stated.  The terms of this Agreement are binding on and shall inure to the benefit of the Parties and their respective successors and assigns.

(i)                                     Tax Free Exchange.  The Members’ transfer of the Acquired Units to Holding

Company in exchange for the New LLC Interests in Holding Company is a tax-free contribution of property to the Holding Company partnership in exchange for an interest in the partnership under Internal Revenue Code Section 721(a).  No gain or loss is recognized for tax purposes to the Members or Holding Company on this exchange.

[Signatures on the following page.]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

“HOLDING COMPANY”		“TCP GROUP COMPANIES”

Twin Cities Power Holdings, LLC,		Twin Cities Power, LLC, a Minnesota limited
a Minnesota limited liability company		liability company

By:	/s/ Timothy Krieger	By:	/s/ Timothy Krieger
Name:	Timothy Krieger	Name:	Timothy Krieger
Its:	CEO	Its:	CEO

“MEMBERS”		Cygnus Partners, LLC, a Minnesota limited
liability company

/s/ Timothy S. Krieger		By:	/s/ Timothy Krieger
Timothy S. Krieger		Name:	Timothy Krieger
		Its:	CEO

/s/ Michael Tufte
Michael Tufte		Twin Cities Energy, LLC, a Minnesota limited
liability company

DBJ 2001 Holdings, LLC		By:	/s/ Michael J. Tufte
		Name:	Michael J. Tufte
		Its:	President
By:	/s/ David B. Johnson
David B. Johnson, Chief Manager

EXHIBIT LIST

Exhibit A                                               List of Members

Exhibit B                                                 List of TCP Group Companies

Exhibit C                                                 List of Unit Holdings of Members in TCP Group Companies

Exhibit D                                                Holding Company LLC Interests to Be Issued and Member Percentages

Exhibit E                                                  Form of Member Control Agreement

EXHIBIT A

LIST OF MEMBERS

1.                           Timothy S. Krieger

2.                           Michael Tufte

3.                           DBJ 2001 Holdings, LLC

A-1

EXHIBIT B

LIST OF TCP GROUP COMPANIES

1.                           Twin Cities Power, LLC, a Minnesota limited liability company

2.                           Cygnus Partners, LLC, a Minnesota limited liability company

3.                           Twin Cities Energy, LLC, a Minnesota limited liability company

B-1

EXHIBIT C

LIST OF UNIT HOLDINGS OF MEMBERS IN TCP GROUP COMPANIES

Member	Units Held and Ownership Percentage in Twin Cities Power, LLC	Units Held and Ownership Percentage in Cygnus Partners, LLC	Units Held and Ownership Percentage in Twin Cities Energy, LLC
Timothy S. Krieger	4,435 Units; 68.23%	4,435 Units; 68.23%	4,435 Units; 68.23%
Michael Tufte	1,540 Units; 23.69%	1,540 Units; 23.69%	1,540 Units; 23.69%
DBJ 2001 Holdings, LLC	525 Units; 8.08%	525 Units; 8.08%	525 Units; 8.08%
TOTAL	6,500 Units; 100%	6,500 Units; 100%	6,500 Units; 100%

C-1

EXHIBIT D

HOLDING COMPANY LLC INTERESTS TO BE ISSUED AND MEMBER PERCENTAGE

Member	Units of Limited Liability Company Interests in Twin Cities Power Holdings, LLC	Membership Percentage
Timothy Krieger	4,435 Common Units	68.23%
Michael Tufte	1,540 Common Units	23.69%
DBJ 2001 Holdings, LLC	525 Common Units	8.08%
TOTAL	6,500 Common Units	100%

D-1

EXHIBIT E

FORM OF MEMBER CONTROL AGREEMENT

See Attached.

E-1

FIRST AMENDMENT

TO

AGREEMENT AND PLAN OF REORGANIZATION

THIS FIRST AMENDMENT (this “Amendment”) is made effective December 20, 2011, by and among Twin Cities Power Holdings, LLC, a Minnesota limited liability company (“Holding Company”), Timothy Krieger, Michael Tufte, and DBJ 2001 Holdings, LLC, who are, collectively with Twin Cities Power, LLC, Cygnus Partners, LLC, and Twin Cities Energy, LLC, the parties to that certain Agreement and Plan of Reorganization dated November 14, 2011 (the “Agreement”).  Unless specified otherwise within this Amendment, all capitalized terms used in this Amendment shall have the same meaning as they do in the Agreement.

RECITALS

WHEREAS, the Members and Holding Company desire to amend the Agreement to provide for an Effective Date of December 31, 2011; and

WHEREAS, pursuant to Section 7(a) of the Agreement, the Members and Holding Company may amend the Agreement;

NOW, THEREFORE, in consideration of the mutual promises, representations and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.                                      Amendment to Closing Provision.  Section 3(a) of the Agreement is hereby deleted and replaced in its entirety with the following:

(a)                                  Closing.  The closing of the Reorganization (the “Closing”) will take place at the offices of Holding Company on the first business day following the Parties’ receipt of FERC Approval (as defined in Section 3(d) below).  All transactions consummated at the Closing shall be deemed to have occurred simultaneously and will be effective as of December 31, 2011 (the “Effective Date”) regardless of the date of the Closing; provided, however, if the FERC Approval requires a later effective date, such later date shall be the Effective Date.

2.                                      Ratification.  Except as amended by this Amendment, the Agreement is hereby ratified and confirmed in all respects.

3.                                      Counterparts.  This Agreement may be executed in one or more counterparts, including by facsimile and PDF signatures, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

[Signatures on the following page.]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

“HOLDING COMPANY”

Twin Cities Power Holdings, LLC,
a Minnesota limited liability company

By:	/s/ Timothy S. Krieger
Timothy S. Krieger, CEO

“MEMBERS”

/s/ Timothy S. Krieger
Timothy S. Krieger

/s/ Michael Tufte
Michael Tufte

DBJ 2001 Holdings, LLC

By:	/s/ David B. Johnson
David B. Johnson, Chief Manager